Exhibit 99.1

J & J Snack Foods Announces the Resignation of Vincent Melchiorre

PENNSAUKEN, N.J.--(BUSINESS WIRE)--July 14, 2010--J & J Snack Foods Corp. (NASDAQ:JJSF) announced today the resignation of Vincent Melchiorre, Executive Vice President – Food Group and President of its subsidiary company, Country Home Bakers. Mr. Melchiorre will remain with the Company through September 3, 2010. Mr. Melchiorre will be returning to his former employer, Grupo Bimbo, previously George Weston Foods.

Gerald B. Shreiber, President and CEO, commented, “Vince served with distinction and professionalism during his three years with J & J Snack Foods. We wish him well in the future.”

J & J Snack Foods Corp.’s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE, SLUSH PUPPIE and ARCTIC BLAST frozen beverages, LUIGI’S, MAMA TISH’S, SHAPE UPS, MINUTE MAID* and BARQ’S** frozen juice bars and ices, WHOLE FRUIT sorbet, FRUIT-A-FREEZE frozen fruit bars, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, TIO PEPE’S and CALIFORNIA CHURROS churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia; Moscow Mills, Missouri; Pensacola, Florida and Vernon and Norwalk, California.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

**BARQ’S is a registered trademark of Barq’s Inc.

CONTACT:
J & J Snack Foods Corp.
Dennis G. Moore
Senior Vice President
Chief Financial Officer
856-532-6603